LIMITED POWER OF ATTORNEY

FOR

SECTION 16(a) FILINGS

Know all by these presents, that the undersigned hereby constitutes and appoints each of Fred Aslan, M.D., Jennifer Bush, and Andrew Cronauer, signing individually, as the undersigned’s true and lawful attorney-in fact to:

(1) Execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or stockholder of Artiva Biotherapeutics, Inc. (the “Company”), (i) Forms 3, 4, and 5 and amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder; and (ii) Form 144 and amendments thereto in accordance with Rule 144 of the Securities Act of 1933, as amended, and the rules thereunder (the “Securities Act”);

(2) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or amendment thereto or any such Form 144 or amendment thereto and timely file such form with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority; and

(3) Take any other action of any type whatsoever which, in the opinion of any such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or Rule 144 of the Securities Act.

This Limited Power of Attorney shall remain in full force and effect until the earlier to occur of (a) the undersigned is no longer required to file Forms 3, 4, and 5 or Form 144 with respect to any securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorney-in-fact, and (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company. This Limited Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

In Witness Whereof, the undersigned has caused this Limited Power of Attorney to be executed as of February 17, 2026.

/s/ Thad Allen Huston

(Signature)

Thad Allen Huston

(Name: Printed or Typed)